   As filed with the Securities and Exchange Commission on November 10, 1994

                                                  Registration No. 33- ________

===============================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


                                   FORM S-8
                            REGISTRATION STATEMENT
                                    under
                          The Securities Act of 1933

                        DREYER'S GRAND ICE CREAM, INC.
            (Exact Name of Registrant as Specified in Its Charter)


           Delaware                                          No. 94-2967523
  (State or Other Jurisdiction of                           (I.R.S. Employer
  Incorporation or Organization)                           Identification No.)

                             5929 College Avenue
                              Oakland, CA 94618
             (Address of Principal Executive Offices - Zip Code)


                 Dreyer's Grand Ice Cream, Inc. Savings Plan
                           (Full Title of the Plan)

                              Edmund R. Manwell
                               Manwell & Milton
                      101 California Street, Suite 3750
                           San Francisco, CA 94111
                   (Name and Address of Agent for Service)

                                (415) 362-2375
        (Telephone Number, Including Area Code, of Agent For Service)

                       CALCULATION OF REGISTRATION FEE

===================================================================================================================
                                               Proposed               Proposed
Title of                                       Maximum                Maximum
Securities                    Amount           Offering               Aggregate             Amount of
to be                         to be            Price                  Offering              Registration
Registered(1)                 Registered       Per Share (2)          Price (2)             Fee (2)
- -------------------------------------------------------------------------------------------------------------------
Common Stock,
$1.00 par value                 300,000         $25.375               $7,612,500             $2,624.79

Rights to Purchase Series A
Participating Preferred Stock   300,000           (3)                    (3)                    (3)
- -------------------------------------------------------------------------------------------------------------------
(1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this
Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

(2) Estimated pursuant to Rule 457(h) of the Securities Act of 1933 solely for the purpose of calculating the registration fee, and computed based upon the average of the high and low prices reported on the National Market List of the National Association of Securities Dealers for the Common Stock as of November
7, 1994.

(3) The Company's Rights to Purchase Series A Participating Preferred Stock initially are carried and traded with the shares of Common Stock of the Company being registered hereunder. Value attributable to such Rights, if any, is reflected in the market price of the Common Stock.


                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. Incorporation of Documents by Reference.

         Dreyer's Grand Ice Cream, Inc. (the "Company" or "Registrant") and the Dreyer's Grand Ice Cream, Inc. Savings Plan (the "Plan") hereby incorporate by reference in this Registration Statement the following documents filed with the Securities and Exchange Commission (the "Commission"):

         a. The Company's Annual Report on Form 10-K filed on March 24, 1994 for the fiscal year ended December 25, 1993;

         b. The Company's Quarterly Report on Form 10-Q filed on May 10, 1994 for the quarter ended March 26, 1994;

         c. The Company's Current Report on Form 8-K filed on May 6, 1994 (Commission File No. 0-14190);

         d. The Company's Quarterly Report on Form 10-Q filed on August 9, 1994 for the quarter ended June 25, 1994;

         e. The Company's Quarterly Report on Form 10-Q filed on November 8, 1994 for the quarter ended September 24, 1994;

         f. The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A for such Common Stock (effective March 29, 1982) filed pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including any subsequent amendment or any report or other filing filed with the Commission updating such description;

         g. The description of the Company's Rights to Purchase Series A Participating Preferred Stock set forth in Form 8-K, dated March 20, 1991, File No. 0-10259, as amended by the First Amendment to Amended and Restated Rights Agreement dated as of June 14, 1994 as set forth in Exhibit 4.1 to the Company's Quarterly Report on Form 10-Q filed on August 9, 1994, for the quarter ended June 25, 1994, including any subsequent amendment or any report or other filing filed with the Commission updating such description; and

         h. The Annual Report on Form 11-K of the Plan, for the year ended December 31, 1993.

         All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act and all documents filed by the Plan pursuant to Section 15(d) of the Exchange Act after the filing of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

ITEM 4.  Description of Securities.

         Not Applicable.

ITEM 5.  Interests of Named Experts and Counsel.

         Edmund R. Manwell, who serves both as Secretary of the Company and as a member of the Board of Directors of the Company, is a partner in the law firm of Manwell & Milton which acts as general counsel to the Company. Mr. Manwell owns 24,000 shares of the Common Stock of the Company and has been granted options pursuant to the Company's Stock Option Plan (1993) to purchase 5,000 shares of the Company's Common Stock at an exercise price of $21.75 per share. Denise B. Milton, who is also a partner in the law firm of Manwell & Milton, owns 5,325 shares of the Common Stock of the Company.

ITEM 6.  Indemnification of Directors and Officers.

         Section 145 of the General Corporation Law of Delaware permits indemnification of directors, officers and employees of corporations under certain conditions and subject to certain limitations. Section 6.10 of the Bylaws of the Company requires indemnification of directors, officers and employees within the limitations permitted by Section 145. The Company's officers and directors are indemnified against certain liabilities under an insurance policy maintained by the Company. Additionally, the Company has entered into Indemnification Agreements with each of its directors and executive officers which provide for the payment of amounts an indemnitee is legally obligated to pay because of claims which may be based on any act or omission, or neglect or breach of duty, including any error, misstatement or misleading statement made, suffered or permitted by such executive officer or director. The obligation of the Company to indemnify directors and officers under the Indemnification Agreements is broader than that otherwise afforded by Delaware Law.

         Section 102(b)(7) of the Delaware General Corporation Law, as amended, provides that a certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,
(iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

         Article Thirteenth of the Certificate of Incorporation of the Company provides that directors and officers of the Company shall be indemnified to the fullest extent permitted by the Delaware General Corporation Law. Article Thirteenth of the Certificate of Incorporation of the Company provides that directors of the Company shall not be personally liable for monetary damages to the Company for breaches of their fiduciary duty as directors, except to the extent that the elimination or limitation of liability is not permitted by the Delaware General Corporation Law.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act"), may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Securities and Exchange Commission has expressed its opinion that such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 7.  Exemption from Registration Claimed.

         Not applicable.

ITEM 8.  Exhibits.

         Exhibit
         Number                          Description
         ------- --------------------------------------------------------------
         4.1     Dreyer's Grand Ice Cream, Inc. Savings Plan, as amended.
         4.2     Certificate of Incorporation of the Company, as amended,
                 including the Certificate of Designation of Series A
                 Convertible Preferred Stock setting forth the Powers,
                 Preferences, Rights, Qualifications, Limitations and
                 Restrictions of such series of Preferred Stock and the
                 Certificate of Designation of Series B Convertible Preferred
                 Stock, as amended, setting forth the Powers, Preferences,
                 Rights, Qualifications, Limitations and Restrictions of such series of Preferred Stock.  Incorporated by reference to
                 Exhibit 3.1 to the Company's Quarterly Report on Form 10-Q
                 for the quarter ended June 25, 1994.
         4.3     By-laws of the Company, as amended.  Incorporated by reference to Exhibit 3.2 to the Company's Quarterly Report on Form 10-Q
                 for the quarter ended June 25, 1994.
         4.4     Amended and Restated Rights Agreement between the Company and
                 Bank of America, National Trust & Savings Association dated
                 March 4, 1991. Incorporated by reference to the designated
                 Exhibit to the Company's Current Report on Form 8-K filed
                 under Commission File No. 0-10259 on March 20, 1991.
         4.5     First Amendment to Amended and Restated Rights Agreement,
                 dated as of June 14, 1994 between the Company and First
                 Interstate Bank of California (as successor Rights Agent to
                 Bank of America NT & SA).  Incorporated by reference to
                 Exhibit 4.1 to the Company's Quarterly Report on Form 10-Q for
                 the quarter ended June 25, 1994.
         23      Consent of Price Waterhouse.
         24      Power of Attorney (included on page 5).

         The Company has submitted the Plan, and hereby undertakes to submit any amendment thereto, to the Internal Revenue Service ("IRS") in a timely manner and has made or will make all changes required by the IRS in order to qualify the Plan.

ITEM 9.  Undertakings.

A.       The undersigned Registrant hereby undertakes:

                 (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
         Statement:

                          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                          (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in this Registration Statement;

                          (iii) To include any material information with
                 respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

provided, however, that paragraphs (A)(1)(i) and (A)(1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

                 (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                 (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oakland, State of California on November 10, 1994.

                                           DREYER'S GRAND ICE CREAM, INC.


                                           By: /s/ Paul R. Woodland
                                              ---------------------------------
                                              (Paul R. Woodland, Vice President
                                              - Finance and Administration)

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints T. Gary Rogers, William F. Cronk, III and Edmund R. Manwell, jointly and severally his attorneys-in-fact, each with the power of substitution, for him in any and all capacities, to sign any amendments to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature                                          Title                                  Date
- ---------                                          -----                                  ----
 /s/ T. Gary Rogers                        Chairman of the Board and                November 10, 1994
- ------------------------------             Chief Executive Officer
    (T. Gary Rogers)                       and Director (Principal
                                           Executive Officer)

 /s/ William F. Cronk, III                 President and Director                   November 10, 1994
- ------------------------------
    (William F. Cronk, III)


 /s/ Edmund R. Manwell                     Secretary and Director                   November 10, 1994
- ------------------------------
    (Edmund R. Manwell)


 /s/ Paul R. Woodland                      Vice President - Finance                 November 10, 1994
- ------------------------------             and Administration,
    (Paul R. Woodland)                     Chief Financial Officer
                                           and Assistant Secretary
                                           (Principal Financial Officer)


 /s/ Jeffrey P. Porter                     Corporate Controller                     November 10, 1994
- ------------------------------             (Principal Accounting Officer)
    (Jeffrey P. Porter)


 /s/ Merril M. Halpern                     Director                                 November 10, 1994
- ------------------------------
    (Merril M. Halpern)


 /s/ Jerome L. Katz                        Director                                 November 10, 1994
- ------------------------------
    (Jerome L. Katz)

     /s/ John W. Larson                        Director               November 10, 1994
   ------------------------------
        (John W. Larson)


    /s/ Jack O. Peiffer                        Director               November 10, 1994
   ------------------------------
       (Jack O. Peiffer)


   /s/  Anthony J. Martino
   ------------------------------
       (Anthony J. Martino)                    Director               November 10, 1994


         The Plan. Pursuant to the requirements of the Securities Act of 1933, the Administrative Committee of the Plan has duly caused this Registration Statement to be signed on its behalf by the undersigned members of such committee, thereunto duly authorized, in the City of Oakland, State of California on November 10, 1994.


                                 DREYER'S GRAND ICE CREAM, INC. SAVINGS PLAN



                                 By: /s/ William C. Collett
                                     -------------------------------------------
                                     William C. Collett
                                     Dreyer's Grand Ice Cream, Inc. Savings Plan
                                     Administrative Committee Member



                                 By: /s/ Jeffrey R. Shields
                                     -------------------------------------------
                                     Jeffrey R. Shields
                                     Dreyer's Grand Ice Cream, Inc. Savings Plan
                                     Administrative Committee Member



                                 By: /s/ Robert W. Wilson
                                     -------------------------------------------
                                     Robert W. Wilson
                                     Dreyer's Grand Ice Cream, Inc. Savings Plan
                                     Administrative Committee Member

                                 EXHIBIT INDEX

    Exhibit
    Number                               Description
    -------     ---------------------------------------------------------------
     4.1        Dreyer's Grand Ice Cream, Inc. Savings Plan, as amended.

     4.2        Certificate of Incorporation of the Company, as amended, including the
                Certificate of Designation of Series A Convertible Preferred Stock setting forth the Powers, Preferences, Rights, Qualifications, Limitations and
                Restrictions of such series of Preferred Stock and the Certificate of
                Designation of Series B Convertible Preferred Stock, as amended, setting forth the Powers, Preferences, Rights, Qualifications, Limitations and
                Restrictions of such series of Preferred Stock.  Incorporated by reference to Exhibit 3.1 to the Company's Quarterly Report on Form 10-Q for the
                quarter ended June 25, 1994.

     4.3        By-laws of the Company, as amended.  Incorporated by reference to Exhibit
                3.2 to the Company's Quarterly Report on Form 10-Q for the quarter ended
                June 25, 1994.

     4.4        Amended and Restated Rights Agreement between the Company and Bank of
                America, National Trust & Savings Association dated March 4, 1991.
                Incorporated by reference to the designated Exhibit to the Company's Current
                Report on Form 8-K filed under Commission File No. 0-10259 on March 20,
                1991.

     4.5        First Amendment to Amended and Restated Rights Agreement, dated as of June
                14, 1994 between the Company and First Interstate Bank of California (as
                successor Rights Agent to Bank of America NT & SA).  Incorporated by
                reference to Exhibit 4.1 to the Company's Quarterly Report on Form 10-Q for
                the quarter ended June 25, 1994.

    23          Consent of Price Waterhouse.

    24          Power of Attorney (included on page 5).